Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of

Tax Exempt Securities Trust, National Trust 384 and New York Trust 239:

We consent to the use of our report dated December 17, 2003, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York

December 17, 2003